Exhibit 10.46

AMENDMENT TO unit PURCHASE AGREEMENT

THIS AMENDMENT TO UNIT PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of December 3, 2020, by and among Addus HealthCare, Inc., an Illinois corporation (“Purchaser”), QCH Holdings LLC, a Delaware limited liability company (“Seller”), Queen City Hospice, LLC, a Delaware limited liability company (“Queen City”), and Miracle City Hospice, LLC, a Delaware limited liability company (“Miracle City”, and together with Queen City, the “Companies”, and each a “Company”). Purchaser, Seller and the Companies are each individually referred to herein as a “Party” and, collectively as the “Parties.”

R E C I T A L S:

WHEREAS, Purchaser, Seller and the Companies have entered into that certain Unit Purchase Agreement dated as of November 10, 2020 (the “Agreement”);

WHEREAS, the Parties now wish to amend certain terms of the Agreement as set forth below; and

WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to such term in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.Amendments to the Agreement.

(a)The following defined terms in Section 1.1 of the Agreement are hereby amended and restated in their entirety as follows:

“Accrued Identified Taxes” means an amount equal to (i) any unpaid Ohio commercial activity Tax and any unpaid City of Columbus municipal income Tax of the Companies for the period beginning January 1, 2020 and ending on November 30, 2020; provided, that the amount of such accrued and unpaid Taxes shall be computed (a) in accordance with the past practices of the Companies in preparing their Tax Returns for such Taxes, (b) without regard to deferred Tax assets and liabilities, (c) by excluding any such Taxes attributable to transactions outside the ordinary course of business on or after the Accounting Effective Time, and (d) taking into account all Transaction Tax Deductions deductible on a “more likely than not” basis; provided, further, that in the case of any Straddle Period, the amount of Taxes included in Accrued Identified Taxes shall be calculated in accordance with Section 7.2 and (ii) the amount of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) that the Companies have deferred payment of pursuant to Section 2302 of the CARES Act and not paid prior to the Accounting Effective Time.

“Closing Cash” means an amount equal to (a) Cash of the Companies as of the Accounting Effective Time, minus (b) the aggregate amount of any payments made by the Companies between the Accounting Effective Time and the Closing that reduce Closing Indebtedness or Closing Transaction Expenses, including but not limited to $46,835.65, which is the amount of principal and interest paid to The Huntington National Bank, N.A. after the Accounting Effective Time in respect of Indebtedness of the Companies owed thereto.

“Net Working Capital” means, as of the Accounting Effective Time, the consolidated net working capital of the Companies as determined in accordance with the methodology set forth on Schedule 1 (the “Net Working Capital Methodology”) and the Agreed Accounting Principles without the introduction of new or different accounting methods, policies, practices, procedures, classifications, judgments, or estimation methodologies from the Agreed Accounting Principles. For the avoidance of doubt, the determination of Net Working Capital (a) will take into account only those components (i.e., only those line items) and adjustments reflected on the Net Working Capital Methodology and (b) will not take into account any current or deferred income Tax liabilities, any Accrued Identified Taxes or any items included in the calculation of Indebtedness or Transaction Expenses.

“Pre-Closing Tax Period” means any Tax period that ends on or prior to the Accounting Effective Time and the portion of any Straddle Period ending as of the Accounting Effective Time.

“Straddle Period” means any taxable period that begins before and ends after the Accounting Effective Time.

(b)Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

“Closing; Effective Time. On the terms and subject to the conditions contained in this Agreement, the transactions contemplated hereby will be consummated (the “Closing”) by electronic and/or overnight courier exchange of documents on the second (2nd) Business Day after the satisfaction or waiver of each condition precedent set forth in ARTICLE VIII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or such other date, time, and method agreed by Purchaser and Seller.  The day on which the Closing actually occurs is the “Closing Date”.  All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed, and delivered.  Regardless of the time at which the Closing occurs, the Closing will be deemed to have occurred at 12:01 A.M. Eastern Time on the Closing Date (the “Effective Time”); provided that the Closing shall be effective solely for certain purposes as explicitly set forth herein as of 12:01 A.M. Eastern Time on December 1, 2020 (the

“Accounting Effective Time”).  Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that the acquisition of the Units will be treated as occurring on the Closing Date for federal income Tax purposes.”

(c)Section 2.3(b) of the Agreement is hereby amended and restated in its entirety as follows:

“Estimated Closing Statement. No later than one (1) Business Day prior to the Closing Date, Seller will deliver to Purchaser a statement (the “Estimated Closing Statement”) detailing (i) Seller’s good faith estimates of (A) Net Working Capital (the “Estimated Net Working Capital”), (B) Closing Cash (the “Estimated Cash”), (C) Closing Indebtedness (the “Estimated Indebtedness”), and (D) Closing Transaction Expenses (the “Estimated Transaction Expenses”), in each case, together with reasonably detailed supporting calculations and documentation, (ii) the PRF Qualified Expenditures Amount, as set forth on the PRF Qualified Expenditures Schedule, (iii) based on such estimates, Seller’s determination of the Closing Payment, and (iv) wire transfer instructions for the payments to be made by Purchaser pursuant to Section 2.3(c)(ii) and (iv). The Estimated Closing Statement will be prepared in a manner consistent with (x) the definitions of the terms Net Working Capital, Closing Cash, Closing Indebtedness, and Closing Transaction Expenses, (y) the Net Working Capital Methodology, and (z) the Agreed Accounting Principles.”

(d)The last sentence of Section 2.4(a) of the Agreement is hereby amended and restated as follows:

“The Purchaser Closing Statement will be based solely on facts and circumstances as they exist as of the Closing (except with respect to Closing Cash and Net Working Capital, which shall be based solely on facts and circumstances as they exist as of the Accounting Effective Time) and will exclude the effect of any fact, event, change, circumstance, act, development, or decision occurring after the Closing.”

(e)Section 3.7(a) is hereby amended and restated in its entirety as follows:

“Neither Company has any liabilities, commitments, or obligations, asserted or unasserted, known or unknown, absolute or contingent, whether or not accrued, matured or unmatured, except for liabilities, commitments, or obligations (a) reflected in, reserved against on, or otherwise disclosed in the Financial Statements or the notes thereto, (b) set forth in Section 3.7(a) of the Disclosure Schedule, (c) discharged or paid in full prior to the date of this Agreement or the Closing, (d) incurred pursuant to or in connection with the transactions contemplated by this Agreement, (e) under Contracts arising in the ordinary course of business, (f) actually taken into account in the final calculation of Net Working Capital pursuant to Section 2.4; or (g) arising in the ordinary course of business between the Accounting Effective Time and the Closing.”

(f)Sections 7.2, 7.5, and 7.7 of the Agreement are hereby amended to replace all references to “the Closing Date” in such Sections of the Agreement with “November 30, 2020”.

(g)The Allocation Methodology set forth on Schedule 7.6 attached to the Agreement is hereby amended to replace the reference to “the Closing Date” with “the Accounting Effective Time” and to replace the phrase “immediately prior to Closing” with respect to Asset Class I in the Allocation Methodology with “as of the Accounting Effective Time”.

2.No Further Amendments.  Except as specifically amended by this Amendment and as set forth in that certain Waiver, dated as of November 24, 2020, by and between Purchaser and Seller, the Purchase Agreement shall remain in full force and effect, and the Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

3.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

4.Counterparts; Electronic Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one and same instrument. Signatures delivered by facsimile or electronic mail (including “PDF” copies) shall have the same effect as original signatures.

[Signature pages follow]

In Witness Whereof, the undersigned Parties have caused this Amendment to be executed as of the date first set forth above.

Purchaser:

Addus HealthCare, Inc.

By:	/s/ Brian Poff
Name:	Brian Poff
Title:	Executive Vice President and Chief Financial Officer

In Witness Whereof, the undersigned Parties have caused this Amendment to be executed as of the date first set forth above.

SELLER:

Qch Holdings LLC

By:	/s/ Andrew Bohutinsky
Name:	Andrew Bohutinsky
Title:	Chairman

COMPANIES:

QUEEN CITy HOSPICE, LLC

By:	/s/ Andrew Bohutinsky
Name:	Andrew Bohutinsky
Title:	Chairman

Miracle CITy HOSPICE, LLC

By:	/s/ Andrew Bohutinsky
Name:	Andrew Bohutinsky
Title:	Chairman